EXHIBIT 11

Southampton Partners, Inc.

EPS Calculations for period December 31, 2000 to March 31, 2001

Basic                    ($.012)

Diluted                  ($.012)

EPS Calculations for period December 31, 2000 to June 30, 2001

Basic                    ($.012)

Diluted                  ($.012)






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                                       2

Table 3

The schedule contains summary financial information extracted from the consolidated financial statements and is qualified in its entirety by reference to such financial statements.

                                                              6-MOS Ended
                                                             June 30, 2001
                                                           ------------------
Net Loss                                                         11,805
Accounts Payable and Accrued Expenses                            18,150
Total stockholders' equity                                      (18,150)
Primary Earnings Per Common Share                                 (.012)
Fully Diluted Earnings Per Common Share                           (.012)





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